Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2023, relating to the financial statements of Aramark Uniform Services, a business of Aramark, appearing in Vestis Corporation’s Registration Statement on Form 10 (Commission File No. 001-41783).

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

December 1, 2023